UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 15, 2014

DATARAM CORPORATION

(Exact name of registrant as specified in its charter)

NEW JERSEY	1-8266	22-18314-09
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

ROUTE 571, P.O. BOX 7258, PRINCETON, NJ	08543-7528
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (609) 799-0071

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On September 11, 2014, Dataram Corporation (the “Company”) was notified by the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) that, based upon the Company’s continued non-compliance with the applicable $2,500,000 stockholders’ equity requirement for continued listing on The NASDAQ Capital Market, the Company’s securities are subject to delisting from NASDAQ unless the Company timely requests a hearing before a Listing Qualifications Panel (the “Panel”). The Company intends to timely request a hearing before the Panel, at which hearing the Company will present its plan to evidence and sustain compliance with all applicable requirements for continued listing on NASDAQ. The Company’s common stock will continue to trade on The NASDAQ Capital Market under the symbol “DRAM” pending completion of the hearing process and the expiration of any extension period granted by the Panel.

Item 9.01. Exhibits.

99.1 Press Release dated September 15, 2014 announcing the Company has received a NASDAQ listing notification and intends to request a hearing (Furnished not filed).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATARAM CORPORATION

Date: September 15, 2014	By:	/s/ Marc P. Palker
Marc P. Palker Chief Financial Officer